Exhibit 99.1

      Transatlantic Holdings, Inc. Prices Senior Notes Offering

    NEW YORK--(BUSINESS WIRE)--Dec. 7, 2005--Transatlantic Holdings, Inc. (NYSE:TRH) announced today that it had priced a registered offering of $750,000,000 aggregate principal amount of its 5.75% senior notes due 2015 (the "Notes"). The Notes are being sold at a discount of 0.488% from face value. Of the $750,000,000 aggregate principal amount of the Notes offered, $450,000,000 aggregate principal amount are being purchased by certain subsidiaries of American International Group, Inc., beneficial owner of approximately 60% of the Company's common stock.
    The offering is expected to close on December 14, 2005, subject to customary conditions. The Company intends to use the net proceeds of the offering to increase the capital and surplus of its wholly-owned subsidiary, Transatlantic Reinsurance Company, and for other general corporate purposes.
    The underwriters for the offering are Banc of America Securities LLC and Merrill Lynch & Co.
    Copies of the prospectus for the offering of the Notes can be obtained from the Investor Relations Department at: Transatlantic Holdings, Inc., 80 Pine Street, New York, New York 10005, Telephone:
(212) 770-2040, Telefax: (212) 248-0965, E-mail:
investor_relations@transre.com.
    This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would not be permitted.

Cautionary Statement About Forward-Looking Statements:

    This press release may include statements that may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified, including without limitation, by their use of such terms and phrases as intends, intend, intended, goal, estimate, estimates, expects, expect, expected, project, projects, projected, projections, plans, anticipates, anticipated, should, think, thinks, designed to, foreseeable future, believe, believes, scheduled and similar expressions. These statements are not historical facts but instead represent only TRH's belief regarding future events and financial performance, many of which, by their nature, are inherently uncertain and outside of TRH's control. These statements may address, among other things, TRH's strategy and expectations for growth, product development, government and industry regulatory actions, legal matters, market conditions, financial results and reserves, as well as the expected impact on TRH of natural and man-made (e.g., terrorist attacks) catastrophic events and political, economic, legal and social conditions. It is possible that TRH's actual results, financial condition and expected outcomes may differ, possibly materially, from those anticipated in these forward-looking statements. Important factors that could cause TRH's actual results to differ, possibly materially, from those discussed in the specific forward-looking statements may include, but are not limited to, uncertainties relating to economic conditions and cyclical industry conditions, credit quality, government, regulatory and accounting policies, volatile and unpredictable developments (including natural and man-made catastrophes), the legal environment, legal and regulatory proceedings, the reserving process, the competitive environment in which TRH operates, interest rate and foreign currency exchange rate fluctuations, and the uncertainties inherent in international operations, and are further discussed in our public filings with the Securities and Exchange Commission. TRH is not under any obligation to (and expressly disclaims any such obligations to) update or alter any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

    Transatlantic Holdings, Inc. (TRH) is a leading international reinsurance organization headquartered in New York, with operations also based in Chicago, Toronto, Miami (serving Latin America and the Caribbean), Buenos Aires, Rio de Janeiro, London, Paris, Zurich, Warsaw, Johannesburg, Hong Kong, Shanghai, Tokyo and Sydney. Its subsidiaries, Transatlantic Reinsurance Company, Trans Re Zurich and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis -- structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.

    Visit -- www.transre.com -- for additional information about TRH.

    CONTACT: Transatlantic Holdings, Inc., New York
             Steven S. Skalicky, 212-770-2040